Miramar Labs, Inc. ® Reports
Q1 2017 Financial Results

Highlights:
- First quarter revenue of $3.8 million
- Strong sales in Europe/Middle East with 26% year-over -year growth
- Continued momentum in North America sales with 18% year-over-year growth
- Decline in Asia sales of 54% year-over-year due to timing of orders in Japan and China
- Gross margin expands to 56%, up from 53%
- Cash and cash equivalents of $1.1 million at March 31, 2017

SANTA CLARA, Calif., — May 15, 2017 — Miramar Labs, Inc., (OTCQB: MRLB), a global aesthetic company, announced today financial results for the first quarter ended March 31, 2017.

Michael Kleine, President and Chief Executive Officer of Miramar Labs, said, "We continue to see excitement around the miraDry® technology in our global markets during the first quarter. We are pleased with our growth in Europe/Middle East and North America and in particular the 47% and 25% growth in consumables products respectively, which indicates there is robust patient interest in the miraDry procedure. While we are disappointed with the 54% sales decline in Asia, the decrease was primarily due to the timing of China and Japan orders and going forward, we remain positive that our new "miraDry is Confidence" campaign is generating excitement, not only in the US market but across Europe, the Middle East and Asia."
"Despite these positive trends, we continue to be challenged by a lack of financial capital, which has impeded our ability to invest in initiatives to accelerate our growth. As a result, we are carefully managing our cash and securing additional capital as this continues to be a major focus of the Company," added Michael Kleine.

The latest Miramar Labs financing occurred in January 2017 and involved the issuance of convertible promissory notes in the aggregate principal amount of approximately $2.7 million. In the event of a future equity financing, the amount equivalent to the outstanding balance of each note multiplied by five will convert into shares of securities issued at such equity financing, either automatically or at the election of holders holding a majority of the aggregate outstanding principal amount of the notes, depending on the amount of proceeds from such equity financing. In the event of a change of control before the next equity financing, the amount equivalent to the outstanding balance of each note multiplied by three will convert into shares of the acquiring company in a stock-for-stock merger or will be paid out in cash in a cash-for-stock merger.

Financial Results

Total revenue in the first quarter of 2017 was $3.8 million, an 11% decrease compared to $4.3 million in the first quarter of 2016. This revenue reflects a 10% growth in consumable product sales worldwide, which partially offset the decrease in capital sales. As mentioned above, North America growth was 18%, including 25% growth in consumable product sales, and Europe/Middle East growth was 26%, including 47% growth in consumable sales. In Asia, revenue declined 54%, primarily due to the timing of China and Japan orders.
Cost of product revenue was $1.7 million in the first quarter of 2017 as compared to $2.0 million in the first quarter of 2016. Total gross margin in the first quarter of 2017 was $2.1 million, or 56% of revenue, compared to $2.3 million, or 53% of revenue, in the same period in 2016. The increase in gross margin for the three months ended March 31, 2017, as compared to the same period in 2016, is primarily attributable to a higher percentage of sales of consumables worldwide, especially in North America and Europe, where we have a higher gross margin as compared to capital sales.

Total operating expenses for the three months ended March 31, 2017, were $5.3 million, compared to $5.3 million for the same period in 2016. For the three months ended March 31, 2017, higher general and administrative expenses due to public company costs and stock option compensation charges were offset by lower research and development expense for the same period.

Net loss for the three months ended March 31, 2017 was $7.3 million, or $0.78 per share, compared to a loss of $3.3 million or $8.32 per share for the three months ended March 31, 2016. The net loss for the three months ended March 31, 2017 included a non-cash interest expense charge of $3.2 million for the derivative liability incurred for the convertible promissory notes issued in January 2017.

Miramar Labs had total cash and cash equivalents of $1.1 million at March 31, 2017.

About Miramar Labs:
Miramar Labs, Inc. is a global medical device company dedicated to bringing innovative and clinically proven applications to treat unmet needs in the aesthetic marketplace. Supported by rigorous clinical research, Miramar Labs is focused on addressing aesthetic medical conditions for which there are significant unmet clinical needs. The company’s first priority is the treatment of bothersome underarm sweat, an issue that hundreds of millions of people deal with daily. The miraDry procedure has an established safety and efficacy profile with over 90,000 patients treated worldwide. Physicians and patients are encouraged to visit www.miramarlabs.com or www.miradry.com for additional information.

Forward Looking Statements:
This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to expansion opportunities, revenue generation, anticipated uses of proceeds from the private placement and business and product development plans. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue our business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the miraDry system, competition in the industry in which we operate and overall market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should review all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC, which are available at www.sec.gov. For more details on the terms of the convertible promissory notes issued in the January 2017 financing, see our Current Report on Form 8-K filed with the Securities Exchange Commission on February 2, 2017.

Contact:
Investors:
Brigid Makes
Sr. Vice President & Chief Financial Officer
Phone: 408.579.8700
Email: investors@miramarlabs.com

Media/Other:
Robert Ellis
Vice President of Global Marketing Miramar Labs
Phone: 408-579-8706
Email: info@miramarlabs.com

MIRAMAR LABS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three months ended March 31,
	2017	2016
Revenue	$3,814,867	$4,287,333
Cost of revenue	1,692,761	2,028,557
Gross margin	2,122,106	2,258,776
Operating expenses:
Research and development	752,676	921,589
Selling and marketing	3,003,655	3,023,009
General and administrative	1,540,117	1,337,996
Total operating expenses	5,296,448	5,282,594
Loss from operations	(3,174,342)	(3,023,818)
Interest income	853	1,140
Interest expense	(3,940,855)	(315,748)
Other income, net	(143,434)	25,355
Net loss before provision for income taxes	(7,257,778)	(3,313,071)
Provision for income taxes	(2,475)	(1,525)
Net and comprehensive loss attributable to common stockholders	$(7,260,253)	$(3,314,596)
Weighted-average common shares used in computing net loss per share attributable to common stockholders, basic and diluted	9,334,857	398,541
Net loss per share attributable to common stockholders, basic and diluted	$(0.78)	$(8.32)

MIRAMAR LABS, INC.
Condensed Consolidated Balance Sheets

	March 31, 2017	December 31, 2016
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,058,383	$2,203,639
Accounts receivable, net	2,948,241	3,159,423
Inventories	6,869,402	6,649,840
Prepaid expenses and other current assets	331,300	341,048
Total current assets	11,207,326	12,353,950
Property and equipment, net	628,884	714,797
Restricted cash	295,067	295,067
Other non-current assets	13,976	13,976
TOTAL ASSETS	$12,145,253	$13,377,790
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable, net of discount	$9,498,670	$9,916,626
Derivative liability	6,000,209	—
Accounts payable	1,638,216	1,582,145
Accrued and other current liabilities	4,815,482	4,567,076
Deferred revenue	138,480	182,160
Total current liabilities	22,091,057	16,248,007
Warrant liability	—	7,342
Deferred rent, non-current	67,607	77,309
TOTAL LIABILITIES	22,158,664	16,332,658
Commitments and contingencies
Stockholders’ deficit:
Blank check preferred stock, $0.001 par value - 5,000,000 shares authorized. No shares issued and outstanding at March 31, 2017 and December 31, 2016	—	—
Common stock, $0.001 par value - 100,000,000 shares authorized and 9,334,857 shares issued and outstanding at March 31, 2017 and December 31, 2016	9,335	9,335
Additional paid-in capital	111,120,122	110,918,412
Accumulated deficit	(121,142,868)	(113,882,615)
TOTAL STOCKHOLDERS’ DEFICIT	(10,013,411)	(2,954,868)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$12,145,253	$13,377,790